Execution Version

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This First Amendment to Registration Rights Agreement (this “Amendment”) is made and entered into as of February 25, 2019 by and among Magnolia Oil & Gas Corporation, a Delaware corporation (f/k/a TPG Pace Energy Holdings Corp.) (the “Company”), and each of the persons listed under the heading “Holders” on the signature pages attached hereto (each signatory hereto, a “party,” and together, the “parties”).
Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Registration Rights Agreement, dated as of July 31, 2018 (the “Registration Rights Agreement”), by and among the Company and each of the persons listed under the heading “Holders” on the signature pages attached thereto.
RECITALS:
WHEREAS, certain of the parties hereto previously entered into the Registration Rights Agreement on July 31, 2018;
WHEREAS, on December 21, 2018, (i) certain membership interests of TPG Pace Energy Sponsor, LLC, a Delaware limited liability company (“TPG”), were contributed to TPG Pace Energy Sponsor Successor, LLC, a Delaware limited liability company (“TPG Successor”) in exchange for interests of TPG Successor and (ii) TPG made a distribution of Registrable Shares (the “Distribution”) to its members, including TPG Successor, Stephen Chazen, Peterson Capital Partners, L.P. (“KP”) and Miller Creek Investments, LLC (“MM” and, together with KP and Stephen Chazen, the “Specified Holders”);
WHEREAS, it is proposed that TPG Successor distribute Registrable Shares to certain of its members in the future (each of TPG Successor and any successor member who becomes a signatory to this Amendment on the date of this Amendment or from time to time hereafter, a “Successor Holder,” any such successor distribution, including the Distribution, a “Successor Distribution” and any such Successor Holder controlled by TPG Group Holdings (SBS) Advisors, Inc., a “TPG Sponsor Entity”);
WHEREAS, the parties desire to amend the Registration Rights Agreement to (i) make any TPG Sponsor Entity receiving Registrable Shares in a Successor Distribution a party to the Registration Rights Agreement, with all of the rights and obligations then held by the TPG Sponsor Entity distributing Registrable Shares in such Successor Distribution, (ii) provide the Specified Holders and the Successor Holders with rights and obligations related to the registration of any Registrable Shares received by such Specified Holders in the Distribution and the Successor Holders in any Successor Distribution, including the right to have such Registrable Shares included in a shelf registration statement pursuant to Section 2.2 of the Registration Rights Agreement and (iii) provide KP and MM the ability to participate alongside TPG Successor (or any TPG Sponsor Entity receiving Registrable Shares in a Successor Distribution) with respect to the exercise of TPG Successor’s (or such successor TPG Sponsor Entity’s) rights under the Registration Rights Agreement relating to Block Trades pursuant to Section 2.4 of the Registration Rights Agreement and piggyback registration rights pursuant to Section 3 of the Registration Rights Agreement;

US 6123065

WHEREAS, Section 11.5 of the Registration Rights Agreement provides that such agreement may be amended by the written agreement of the Company and Holders (as defined in the Registration Rights Agreement) that, in the aggregate, hold not less than 90% of the Registrable Shares, and the signatories hereto represent in excess of 90% of the Registrable Shares.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

Section 1.	Amendments to Registration Rights Agreement
(a)    Definitions. The following definitions are hereby added to Section 1 of the Registration Rights Agreement:
““MM” shall mean Miller Creek Investments, LLC.”
““KP” shall mean Peterson Capital Partners, L.P.”
““Specified Holders” shall mean MM, KP and Stephen Chazen.”
““Successor Distribution” shall mean a distribution of Registrable Shares by a TPG Sponsor Entity to its members after the date hereof.
““Successor Holder” shall mean any member of a TPG Sponsor Entity that receives Registrable Shares in a Successor Distribution and becomes a signatory to this Agreement or an amendment thereto.”
““TPG Sponsor Entity” shall mean TPG Successor and any Successor Holder controlled by TPG Group Holdings (SBS) Advisors, Inc.”
““TPG Successor” shall mean TPG Pace Energy Sponsor Successor, LLC, a Delaware limited liability company.”
(b)    New Sections.

i.	The following section is hereby added to the Registration Rights Agreement as Section 2.5:
“2.5 Rights of the Specified Holders.
(a)    The Specified Holders and each Successor Holder shall have the right to include their Registrable Shares on a Shelf Registration of the Company. In the event a Specified Holder or Successor Holder exercises such right, the Company will, as soon as practicable thereafter, but in no event more than forty-five (45) calendar days (or thirty (30) calendar days in the case of an S-3 Registration) following receipt of a written notice exercising such right, use its reasonable best efforts to cause to be filed with the SEC a Shelf Registration relating to such Specified Holders’ or Successor Holders’ Registrable Shares (or cause to be filed a supplement or amendment to an existing Shelf Registration to include such Registrable Shares). The Company shall use its commercially reasonable efforts to cause such Shelf Registration to be declared effective and to keep it continuously effective until such date on which the Shares covered by such Shelf Registration are no longer Registrable Shares. During the period that the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by a Specified Holder, a Successor Holder or an underwriter of Registrable Shares to be sold pursuant thereto, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing. The rights and obligations of the Company as set forth in this Section 2.5(a) shall be subject to the rights and obligations applicable to the Company under Section 5.1 (Suspension), Section 6.1 (Obligations of the Company), Section 7 (Indemnification), Section 8.1 (Expenses), Section 9.1 (Rule 144 Reporting) and Section 10.1 (Confidentiality). The rights and obligations of a Specified Holder and/or a Successor Holder as set forth in this Section 2.5(a) shall be subject to the rights and obligations applicable to a Holder under Section 4.1 (Limitations on Registration Rights), Section 4.2 (Opt-Out Notices), Section 6.2 (Obligations of the Holders), Section 6.3 (Participation), Section 6.4 (Offers and Sales), Section 7 (Indemnification), Section 8.1 (Expenses) and Section 10.1 (Confidentiality).
(b)    In addition to the rights and obligations applicable to the Specified Holders, the rights and obligations of KP and MM as set forth in Section 2.5(a) shall be subject to the rights and obligations applicable to a Holder under Section 6.5 (Lockup).
(c)    In the event a TPG Sponsor Entity exercises its right to participate in a Block Trade pursuant to Section 2.4, KP and MM shall have the right to include each of their Registrable Shares in any such Block Trade, subject to the rights and obligations applicable to a Holder under Section 4.1 (Limitations on Registration Rights), Section 6.2 (Obligations of the Holders), Section 6.3 (Participation), Section 6.4 (Offers and Sales), Section 6.5 (Lockup), Section 7 (Indemnification), Section 8.1 (Expenses) and Section 10.1 (Confidentiality).”

ii.	The following section is hereby added to the Registration Rights Agreement as Section 3.5:
“3.5 Rights of KP and MM. In the event a TPG Sponsor Entity exercises its right to include Registrable Shares in a Piggyback Registration Statement, KP and MM shall have the right to include each of their Registrable Shares in any such Piggyback Registration Statement. The rights and obligations of KP and MM as set forth in this Section 3.5 shall be subject to the rights and obligations set forth in Section 3 applicable to a Holder participating in an offering pursuant to a Piggyback Registration Statement under Section 3 and the rights and obligations applicable to a Holder under Section 4.2 (Opt-Out Notices), Section 6.2 (Obligations of the Holders), Section 6.3 (Participation), Section 6.4 (Offers and Sales), Section 6.5 (Lockup), Section 7 (Indemnification), Section 8.1 (Expenses) and Section 10.1 (Confidentiality). In connection with fulfilling its obligations under this Section 3.5, the Company shall be entitled to the rights and subject to the obligations under Section 5.1 (Suspension), Section 6.1 (Obligations of the Company), Section 7 (Indemnification), Section 8.1 (Expenses), Section 9.1 (Rule 144 Reporting) and Section 10.1 (Confidentiality).”

iii.	The following section is hereby added to the Registration Rights Agreement as Section 11.18:
“11.18 TPG Sponsor Entities. TPG Successor agrees to be fully bound by, and subject to, the terms of this Agreement applicable to TPG as though an original party hereto and shall be entitled to all rights granted to TPG hereunder. Each TPG Sponsor Entity that is a Successor Holder shall become a party to this Agreement upon execution of a joinder agreement that provides that such TPG Sponsor Entity agrees to be fully bound by, and subject to, the terms of this Agreement applicable to TPG as though an original party hereto, and upon such execution shall be entitled to all rights granted to TPG hereunder.”
(c)    Amendments to Sections.

i.	The definition of “Registrable Shares” is hereby amended to read as follows:
“Registrable Shares” shall mean, with respect to any Holder, the Shares held by such Holder in the Company or any successor to the Company (including Shares acquired on or after the Effective Date or issuable upon the exercise, conversion, exchange or redemption of any other security therefor) and, solely with respect to Section 2.5 and Section 3.5, the Shares held by a Specified Holder or a Successor Holder, in each case excluding any such Shares that (i) have been disposed of pursuant to any offering or sale in accordance with a Registration Statement, or have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the purchaser does not receive “restricted securities” (as that term is defined for purposes of Rule 144), (ii) have been transferred to a transferee that has not agreed in writing and for the benefit of the Company to be bound by the terms and conditions of this Agreement, or (iii) have ceased to be of a class of securities of the Company that is listed and traded on a recognized national securities exchange or automated quotation system. Notwithstanding the foregoing, with respect to any Holder, a Specified Holder or a Successor Holder, such person or entity’s Shares shall not constitute Registrable Shares if all of such person or entity’s Shares (together with any Shares held by Affiliates of such person or entity) are eligible for immediate sale in a single transaction pursuant to Rule 144 (or any successor provision) with no volume or other restrictions or limitations under Rule 144 (or any such successor provision). Notwithstanding anything to the contrary hereunder, if a Holder and/or its Affiliates then hold Class B Shares, then each Class B Share shall be deemed to have a value equal to the value of one Share for all purposes under this Agreement, including for purposes of determining compliance with the various value thresholds set forth in Section 2 and Section 4 of this Agreement.”

ii.	Section 5.1 is hereby amended to add the following as the last sentence of Section 5.1:
“In the event it provides written notice of a Suspension Event to the Holders, the Company agrees to concurrently provide a copy of such written notice to ControlRoom@tpg.com.”

iii.	Section 11.5 is hereby amended to add the following to the last sentence of Section 11.5:
“; provided, further, that no provision of this Agreement may be amended or modified if such amendment or modification would adversely affect a Specified Holder or a Successor Holder in a manner different than the Holders unless such Specified Holder or Successor Holder expressly consents in writing to such amendment or modification.”

Section 2.	General Provisions.

(a)    Amendment. No amendment of this Amendment shall be valid unless such amendment is made in accordance with Section 11.5 of the Registration Rights Agreement.
(b)    Counterparts. This Amendment may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not a signatory to the original or the same counterpart.
(c)    Governing Law. The parties agree that this Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without application of the conflict of laws principles thereof.
(d)    Saving Clause. If any provision of this Amendment, or the application of such provision to any person or circumstance, is held invalid, the remainder of this Amendment, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Amendment would contravene the provisions of any applicable law, such provision shall be void and ineffectual. In the event that applicable law is subsequently amended or interpreted in such a way to make any provision of this Amendment that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.
(e)    Effect of the Amendment. Except as amended by this Amendment, all other terms of the Registration Rights Agreement shall continue in full force and effect and remain unchanged and are hereby confirmed in all respects by each party.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Amendment, effective as of the date first written above.
COMPANY:

MAGNOLIA OIL & GAS CORPORATION

By:     /s/ Stephen Chazen
Name:     Stephen Chazen
Title:     President, CEO & Chairman

HOLDERS:

TPG PACE ENERGY SPONSOR SUCCESSOR, LLC

By:     /s/ Michael LaGatta

Name:     Michael LaGatta
Title:     Vice President

ENERVEST ENERGY INSTITUTIONAL FUND XIV-A, L.P.

By:    EnerVest, Ltd.,
    its Managing General Partner

By:    EnerVest Management GP, L.C.,
    its General Partner

By:     /s/ Nicholas Bobrowski
Name:     Nicholas Bobrowski
Title:     EVP & CFO

ENERVEST ENERGY INSTITUTIONAL FUND XIV-C, L.P.

By:    EVFC GP XIV, LLC,
    its Managing General Partner

By:    EnerVest, Ltd.,
    its Sole Member

By:    EnerVest Management GP, L.C.,
    its General Partner

By:     /s/ Nicholas Bobrowski
Name:     Nicholas Bobrowski
Title:     EVP & CFO

ENERVEST ENERGY INSTITUTIONAL FUND XIV-C-AIV, L.P.

By:    EVFC GP XIV, LLC,
    its Managing General Partner

By:    EnerVest, Ltd.,
    its Sole Member

By:    EnerVest Management GP, L.C.,
    its General Partner

By:     /s/ Nicholas Bobrowski
Name:     Nicholas Bobrowski
Title:     EVP & CFO

ENERVEST ENERGY INSTITUTIONAL FUND XIV-WIC, L.P.

By:    EnerVest Holding XIV, LLC,
    its General Partner

By:    EnerVest, Ltd.,
    its Sole Member

By:    EnerVest Management GP, L.C.,
    its General Partner

By:     /s/ Nicholas Bobrowski
Name:     Nicholas Bobrowski
Title:     EVP & CFO

ENERVEST ENERGY INSTITUTIONAL FUND XIV-2A, L.P.

By:    EVFA XIV-2A, LLC,
    its Managing General Partner

By:    EnerVest, Ltd.,
    its Sole Member

By:    EnerVest Management GP, L.C.,
    its General Partner

By:     /s/ Nicholas Bobrowski
Name:     Nicholas Bobrowski
Title:     EVP & CFO

ENERVEST ENERGY INSTITUTIONAL FUND XIV-3A, L.P.

By:    EVFA XIV-3A, LLC,
    its Managing General Partner

By:    EnerVest, Ltd.,
    its Sole Member

By:    EnerVest Management GP, L.C.,
    its General Partner

By:     /s/ Nicholas Bobrowski
Name:     Nicholas Bobrowski
Title:     EVP & CFO

MILLER CREEK INVESTMENTS, LLC
By:    /s/ Michael MacDougall
Name:    Michael MacDougall
Title:     Sole Member

PETERSON CAPITAL PARTNERS, L.P.
By:    /s/ Karl I. Peterson

Name:    Karl I. Peterson

Title:     President

STEPHEN CHAZEN
/s/ Stephen Chazen